Consent of Capital Resources Group, Inc.





                                                               November 16, 2001


         We hereby consent to the use of our firm's name, Capital Resources Group, Inc. and the use of our opinion letter to the Board of Directors of Carnegie Financial Corporation in the Registration Statement on Form S-4 filed by Fidelity Bancorp, Inc., and any amendments thereto regarding the acquisition of Carnegie Financial Corporation by Fidelity Bancorp, Inc.

                                              Very truly yours,



                                              /s/Capital Resources Group, Inc.